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                                                                   Exhibit 10.2

                                                        FILED # C-43-61-78

                                                           JUN 03 2002

                                                        IN THE OFFICE OF
                                                         /s/ Dean Heller
                                                 DEAN HELLER, SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                             VIABLE RESOURCES, INC.


     The undersigned President and Secretary of Viable Resources, Inc., a Nevada corporation (the "Corporation") does hereby certify that:

     the Board of Directors of said corporation at a meeting duly convened or pursuant to an action by unanimous written consent, adopted resolutions to amend the original Articles of Incorporation, as follows:

     ARTICLE ONE shall be amended to change the name to Statmon Technologies
Corp.

                                   ARTICLE I

     ARTICLE FOUR is hereby amended as follows:

                                   ARTICLE IV

     The aggregate number of shares which this corporation shall have authority to issue is twenty-five million (25,000,000) shares of a par value of one cent ($.01) which shares shall be designated common stock.

     "Reverse Stock Split. Each share of the Corporation's Common Stock, no par value, issued and outstanding immediately prior to June 12, 2002 (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed, pursuant to a reverse stock split (the "Reverse Stock split"), into a fraction thereof of 1/16 of a share of the Corporation's outstanding Common Stock, no par value (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the June 12, 2002 represented outstanding shares of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive, upon surrender of such Old Certificates to the Corporation's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are classified under the terms hereof. From and after the June 12, 2002, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Corporation. Any fraction of a share of New Common Stock to which the holder would otherwise be entitled will be adjusted upward to the nearest whole share. If more than one Old Certificate shall be surrendered at one time for the account of the same Shareholder the number of full shares of New Common Stock for which New Certificates shall

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be issued shall be computed on the basis of the aggregate number of shares represented by the Old certificates so surrendered. In the event that the Corporation's Transfer Agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer. From and after the June 12, 2002, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified until after reduced or increased in accordance with applicable law." No shareholder shall be reduced to less than 10 shares.

     ARTICLE ELEVEN is hereby added to read as follows:

                                  ARTICLE XI:

     "The Corporation hereby waives and precludes the application of the anti-takeover provisions of Nevada Revised Statutes 78.378 to 78.3793."

     The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 24,540,030, the above changes and amendments have been consented to in writing and approved by a majority vote of the stockholders holding a majority of the sole class of stock outstanding and entitled to vote thereon.

     The amendments to the Articles of Incorporation were approved by the Board of Directors on May 22, 2002.

     The number of common shares voted for the amendments were 12,300,000, and no shares were voted against the Amendments. Common was the sole class of shares outstanding.

     Dated: May 31, 2002

VIABLE RESOURCES, INC.

By: /s/ Philip G. Hinds                     By: /s/ Ronald Shogren
    -----------------------                     -----------------------
      President                                   Secretary

[SEAL]